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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-22319, 333-59839, 333-56870 and 333-57880) of FactSet Research Systems Inc. of our report dated October 31, 2005 relating to the financial statements and financial statement schedule, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York

November 10, 2005

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM